NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FD
Investors: Brian Ritchie
212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   July 28, 2011

CONMED Corporation Announces Second Quarter 2011 Financial Results
  - GAAP and Non-GAAP EPS Increases of 22% and 20%, Respectively, Achieved Over First Six Months of 2011 -
  - Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, July 28, 2011 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the second quarter of 2011.

Sales for the second quarter ended June 30, 2011 were $183.2 million compared to $181.1 million in the same quarter of 2010.  GAAP diluted earnings per share were $0.30 compared to $0.25 in the second quarter of 2010.  Non-GAAP diluted earnings per share equaled $0.35 compared to $0.32 in the second quarter of 2010.  As discussed below under “Use of Non-GAAP Financial Measures,” the Company presents various non-GAAP financial measures in this release.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

For the six months ended June 30, 2011, sales were $366.7 million compared to $357.5 million in the first six months of 2010.  GAAP diluted earnings per share were $0.61 for year-to-date June 2011 compared to $0.50 in the same period of 2010.  Non-GAAP diluted earnings per share were $0.72 for the 2011 six-month period compared to $0.60 in 2010.

“The Company’s overall second quarter performance was as we had expected, with sales and earnings within the previously forecasted ranges,” commented Mr. Joseph J. Corasanti, President and Chief Executive Officer.  “The sales results mirrored those of the first quarter of this year with strong single-use product growth, coupled with mixed capital product performance.  As we communicated last quarter, CONMED believes that the world’s economic conditions continue to affect capital purchasing patterns of hospitals.  Nonetheless, we remain optimistic about CONMED’s prospects for growth, especially beyond this year, with anticipated increased sales of core products as economic conditions improve.  Taken together with the expected benefit of newer products and the progress we have made with cost efficiencies, we expect to leverage our structure and to drive increased future earnings.”

International sales in the second quarter of 2011 were $93.4 million, representing 51.0% of total sales, and $184.7 million for the six-months ended June 30, 2011.  Favorable currency exchange rates in 2011 led to an increase in sales of $2.7 million compared to exchange rates in the second quarter of 2010, and $2.6 million for the six-month period of 2011.

Cash provided from operating activities once again outpaced net income in the second quarter of 2011 and amounted to $19.5 million, or 10.7% of sales.  The cash was used to repay debt and increase the Company’s cash balance.  For the first six-months of 2011, cash from operating activities amounted to $40.2 million, or 11.0% of sales.

CONMED News Release Continued	Page 2 of 11	July 28, 2011

Gross profit margins declined 1.8 percentage points in the second quarter of 2011 compared to the second quarter of 2010 primarily due to unfavorable manufacturing production variances related to absorbing fixed costs into inventory that arose in the fourth quarter of 2010 when manufacturing production was conducted at lower levels in order to reduce inventory.  In periods where the Company reduces inventory levels to manage inventory carrying costs, the inventory produced is carried at a higher unit cost due to absorbing those fixed costs over lower production levels.  As a result, when that inventory is sold in subsequent periods, as was the case in the second quarter of 2011, the gross profit margin on those sales is lower.   Production levels have returned to normal during 2011 and the Company expects that gross profit margin percentages will return to historically higher values for the remainder of the year.

Outlook

Mr. Corasanti added, “Due to normal seasonal variations, we expect that sales in the third quarter will be slightly less sequentially than those of this just completed second quarter and should range between $178 and $183 million, with non-GAAP diluted earnings per share of $0.29 - $0.33.  For the full-year of 2011, we are reiterating our previously communicated non-GAAP diluted earnings per share guidance of $1.40 - $1.50.  However, with the unfavorable operating conditions impacting capital equipment sales in the first half of the year, we now anticipate full-year 2011 sales to approximate $735 - $740 million.”

The sales and earnings forecasts have been developed using July 2011 currency exchange rates and take into account the currency hedges entered into by the Company.  We estimate that 70% of the currency exposure is hedged for the remainder of 2011 and approximately 50% of the exposure for 2012.

The non-GAAP estimates for the year and the third quarter exclude the additional non-cash interest expense required by Financial Accounting Standards Board (“FASB”) guidance, and all of the manufacturing and administrative restructuring costs expected to be incurred in 2011.

Restructuring costs

During the first half of 2011, the Company continued the consolidation of certain administrative functions and continued the transfer of additional product lines to its Mexican manufacturing facility.  Expenses associated with these activities, including severance and relocation costs, amounted to $1.1 million in the second quarter of 2011 and $2.5 million for the six months ended June 30, 2011.  These charges are included in the GAAP earnings per share set forth above and are excluded from the non-GAAP results.  CONMED expects restructuring charges in 2011 to approximate $4.0 - $5.0 million; these costs are excluded from non-GAAP earnings estimates.

Convertible note interest expense

As previously disclosed, and in accordance with guidance issued by the FASB, the Company is now required to record non-cash interest expense related to its convertible notes to bring the effective interest rate to a level approximating that of a non-convertible note of similar size and tenor.  In the second quarters of 2011 and 2010, CONMED recorded additional non-cash pre-tax interest charges of $1.1 million in each quarter.  For the first six-months of 2011 and 2010, such charges amounted to $2.2 million and $2.1 million, respectively.  These charges are included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amounts.

Use of Non-GAAP Financial Measures

Management has disclosed financial measurements in this press announcement that present financial information that is not in accordance with Generally Accepted Accounting Principles (“GAAP”).  These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies.  Non-GAAP net income and non-GAAP earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company.  Management uses and presents non-GAAP net income and non-GAAP earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities.  These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations.  Management uses non-GAAP net income and non-GAAP earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.  Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

CONMED News Release Continued	Page 3 of 11	July 28, 2011

Conference call

The Company will webcast its second quarter 2011 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, July 28, 2011.   This webcast can be accessed from CONMED’s web site at www.conmed.com.  Replays of the call will be made available through August 5, 2011.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and patient monitoring.  The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies.  They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology.  Headquartered in Utica, New York, the Company’s 3,400 employees distribute its products worldwide from several manufacturing locations.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.  The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010; (iii) cyclical purchasing patterns from customers, end-users and dealers;  (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 4 of 11	July 28, 2011

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
 (in thousands except per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2011	2010	2011

Net sales	$181,086	$183,236	$357,451	$366,686

Cost of sales	86,411	90,795	170,414	177,775
Cost of sales, other – Note A	992	986	1,559	1,740

Gross profit	93,683	91,455	185,478	187,171

Selling and administrative	71,494	67,862	142,046	137,940
Research and development	6,441	6,797	14,123	14,478
Other expense– Note B	970	98	970	792
	78,905	74,757	157,139	153,210

Income from operations	14,778	16,698	28,339	33,961

Loss on early extinguishment
of debt	79	-	79	-

Amortization of debt discount	1,056	1,113	2,108	2,207

Interest expense	1,771	1,707	3,520	3,512

Income before income taxes	11,872	13,878	22,632	28,242

Provision for income taxes	4,566	5,198	8,007	10,567

Net income	$7,306	$8,680	$14,625	$17,675

Per share data:

Net Income
Basic	$.25	$.31	$.50	$.62
Diluted	.25	.30	.50	.61

Weighted average common shares
Basic	29,100	28,448	29,125	28,356
Diluted	29,295	28,883	29,342	28,820

Note A –Included in cost of sales, other in the three and six months ended June 30, 2010 are $1.0 million and $1.6 million, respectively, related to the moving of additional product lines to the manufacturing facility in Chihuahua, Mexico.  Included in cost of sales, other in the three and six months ended June 30, 2011 are $1.0 million and $1.7 million, respectively, related to the moving of additional product lines to the manufacturing facility in Chihuahua, Mexico.

Note B –Included in other expense in the three and six months ended June 30, 2010 is $1.0 million related to the consolidation of various administrative functions in our CONMED Linvatec division. For the three and six months ending June 30, 2011, we incurred $0.1 million and $0.8 million, respectively, related to consolidating certain administrative functions at our Utica, New York facility.

CONMED News Release Continued	Page 5 of 11	July 28, 2011

CONMED CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)
ASSETS

	December 31,	June 30,
	2010	2011
Current assets:
Cash and cash equivalents	$12,417	$24,331
Accounts receivable, net	145,350	152,695
Inventories	172,796	169,254
Deferred income taxes	8,476	8,824
Other current assets	11,153	13,078
Total current assets	350,192	368,182

Property, plant and equipment, net	140,895	140,792
Deferred income taxes	2,009	2,354
Goodwill	295,068	294,874
Other intangible assets, net	190,091	186,868
Other assets	7,518	7,095
Total assets	$985,773	$1,000,165

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$110,433	$144,065
Other current liabilities	69,433	66,282
Total current liabilities	179,866	210,347

Long-term debt	85,182	30,644
Deferred income taxes	106,046	114,671
Other long-term liabilities	28,116	27,794
Total liabilities	399,210	383,456

Shareholders' equity:
Capital accounts	248,404	256,054
Retained earnings	354,020	371,365
Accumulated other comprehensive loss	(15,861)	(10,710)
Total shareholders’ equity	586,563	616,709

Total liabilities and shareholders' equity	$985,773	$1,000,165

CONMED News Release Continued	Page 6 of 11	July 28, 2011

CONMED CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended June 30,
	2010	2011
Cash flows from operating activities:
Net income	$14,625	$17,675
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	20,581	21,047
Stock-based compensation expense	2,082	2,232
Deferred income taxes	7,239	8,981
Loss on early extinguishment of debt	79	-
Sale of accounts receivable to (collections for) purchaser	(29,000)	-
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	8,718	(4,541)
Inventories	(16,167)	78
Accounts payable	6,100	2,309
Income taxes payable	(125)	143
Accrued compensation and benefits	90	(5,684)
Other assets	(2,884)	(2,226)
Other liabilities	(5,815)	209
Net cash provided by operating activities	5,523	40,223

Cash flows from investing activities:
Purchases of property, plant, and equipment	(7,163)	(8,576)
Payments related to business acquisitions	(5,157)	(72)
Net cash used in investing activities	(12,320)	(8,648)

Cash flows from financing activities:
Payments on debt	(14,012)	(23,113)
Proceeds from secured borrowings, net	31,000	-
Net proceeds from common stock issued under employee plans	789	5,495
Repurchase of treasury stock	(9,471)	-
Other, net	(2,068)	(3,148)
Net cash provided by (used in) financing activities	6,238	(20,766)

Effect of exchange rate change
on cash and cash equivalents	(1,049)	1,105

Net increase (decrease) in cash and cash equivalents	(1,608)	11,914

Cash and cash equivalents at beginning of period	10,098	12,417

Cash and cash equivalents at end of period	$8,490	$24,331

CONMED News Release Continued	Page 7 of 11	July 28, 2011

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT
Three Months Ended June 30, 2010 and 2011
(In thousands except per share amounts)
(unaudited)

	2010	2011

Reported net income	$7,306	$8,680

New plant / facility consolidation costs included in cost of sales	992	986

Administrative consolidation costs included in other expense	970	98

Loss on early extinguishment of debt	79	-

Amortization of debt discount	1,056	1,113

Unusual expense before income taxes	3,097	2,197

Provision (benefit) for income taxes on unusual expenses	(1,125)	(801)

Net income before unusual items and amortization of debt discount	$9,278	$10,076

Per share data:

Reported net income
Basic	$0.25	$0.31
Diluted	0.25	0.30

Net income before unusual items and amortization of debt discount
Basic	$0.32	$0.35
Diluted	0.32	0.35

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.  We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 8 of 11	July 28, 2011

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT
Six Months Ended June 30, 2010 and 2011
(In thousands except per share amounts)
(unaudited)

	2010	2011

Reported net income	$14,625	$17,675

New plant / facility consolidation costs included in cost of sales	1,559	1,740

Administrative consolidation costs included in other expense	970	792

Loss on early extinguishment of debt	79	-

Amortization of debt discount	2,108	2,207

Unusual expense before income taxes	4,716	4,739

Provision (benefit) for income taxes on unusual expenses	(1,718)	(1,727)

Net income before unusual items and amortization of debt discount	$17,623	$20,687

Per share data:

Reported net income
Basic	$0.50	$0.62
Diluted	0.50	0.61

Net income before unusual items and amortization of debt discount
Basic	$0.61	$0.73
Diluted	0.60	0.72

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.  We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 9 of 11	July 28, 2011

CONMED CORPORATION
IMPACT TO STATEMENT OF CASH FLOWS RELATED TO ACCOUNTING
CHANGE APPLIED PROSPECTIVELY
Six Months Ended June 30, 2010 and 2011
(In thousands)
(unaudited)

	2010	2011

Reported cash flows from operating activities	$5,523	$40,223

Sale of accounts receivable to (collections for) purchaser
accounting change and termination of facility	29,000	-

Adjusted cash flows from operating activities	$34,523	$40,223

Reported cash flows provided by (used in) financing activities	$6,238	$(20,766)

Proceeds of secured borrowings, net	(31,000)	-

Adjusted cash flows provided by (used in) financing activities	$(24,762)	$(20,766)

CONMED CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
 (In thousands)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2011	2010	2011

Reported income from operations	$14,778	$16,698	$28,339	$33,961

New plant/facility consolidation
costs included in cost of sales	992	986	1,559	1,740

Administrative consolidation
costs included in other expense	970	98	970	792

Adjusted income from operations	$16,740	$17,782	$30,868	$36,493

Operating Margin
Reported (GAAP)	8.2%	9.1%	7.9%	9.3%

Adjusted (Non-GAAP)	9.2%	9.7%	8.6%	10.0%

Management has provided the above reconciliations as additional measures that investors can use to compare financial results between reporting periods.  Management believes these reconciliations provide a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 10 of 11	July 28, 2011

CONMED CORPORATION
Second Quarter Sales Summary

	Three Months Ended June 30,

				Constant
				Currency
	2010	2011	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$54.4	$57.0	4.8%	2.6%
Capital	20.5	13.6	-33.7%	-34.3%
	74.9	70.6	-5.7%	-7.5%

Powered Surgical Instruments
Single-use	19.1	19.8	3.7%	1.1%
Capital	16.6	18.5	11.4%	9.1%
	35.7	38.3	7.3%	4.8%

Electrosurgery
Single-use	18.2	18.1	-0.5%	-1.1%
Capital	5.8	8.0	37.9%	36.2%
	24.0	26.1	8.8%	7.9%

Endoscopic Technologies
Single-use	11.9	12.5	5.0%	3.4%
Endosurgery
Single-use and reposable	17.1	19.1	11.7%	10.6%
Patient Care
Single-use	17.5	16.6	-5.1%	-4.6%

Total
Single-use and reposable	138.2	143.1	3.5%	2.0%
Capital	42.9	40.1	-6.5%	-8.0%
	$181.1	$183.2	1.2%	-0.3%

CONMED News Release Continued	Page 11 of 11	July 28, 2011

CONMED CORPORATION
Six-Month Sales Summary

	Six Months Ended June 30,

				Constant
				Currency
	2010	2011	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$109.3	$115.1	5.3%	4.2%
Capital	37.8	30.9	-18.3%	-18.4%
	147.1	146.0	-0.7%	-1.6%

Powered Surgical Instruments
Single-use	39.3	40.2	2.3%	1.0%
Capital	31.4	36.2	15.3%	14.1%
	70.7	76.4	8.1%	6.9%

Electrosurgery
Single-use	35.3	34.8	-1.4%	-1.7%
Capital	11.8	14.9	26.3%	24.6%
	47.1	49.7	5.5%	4.9%

Endoscopic Technologies
Single-use	23.7	24.4	3.0%	1.7%
Endosurgery
Single-use and reposable	34.2	37.0	8.2%	7.9%
Patient Care
Single-use	34.7	33.2	-4.3%	-3.8%

Total
Single-use and reposable	276.5	284.7	3.0%	2.3%
Capital	81.0	82.0	1.2%	0.5%
	$357.5	$366.7	2.6%	1.9%